UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2014

INKSURE TECHNOLOGIES INC.
 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE
 (State or Other Jurisdiction of Incorporation)

000-24431	84-1417774
(Commission File Number)	(IRS Employer Identification No.)

18 East 16th Street, Suite 307, New York, NY	10003
(Address of Principal Executive Offices)	(Zip Code)

(646) 233-1454
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

InkSure Technologies Inc., a Delaware corporation (the “Company”), held its annual meeting of stockholders on February 11, 2014. The results of the stockholder voting at the annual meeting are set forth below. Stockholders voted on the following matters:

Proposal No. 1 — Asset Sale

For	Against	Abstain	Broker Non-Vote
25,428,685	191,875	50,000	8,870,021

Proposal No. 2 — Election of Directors

The stockholders elected the following four individuals as directors of the Company, each for a one-year term of office to serve until the Company’s 2014 annual meeting of stockholders and to serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

Name	For	Votes Against	Abstain	Broker Non-Vote
Gadi Peleg	25,602,110	2,350	66,100	8,870,021
Alon Raich	25,589,110	15,350	66,100	8,870,021
David W. Sass	25,602,110	2,350	66,100	8,870,021
Roberto Alonso Jimenez Arias	25,602,110	2,350	66,100	8,870,021

Proposal No. 3 — Amendment to Certificate of Incorporation to Effectuate a Name Change from InkSure Technologies Inc. to New York Global Innovations, Inc.

For	Against	Abstain
30,999,486	710,537	53,144

The Company’s stockholders did not vote on Proposal No. 4 — Approval of Possible Adjournments of the Meeting.  The other proposals received sufficient votes, so the meeting did not need to be adjourned in order to solicit additional proxies to vote on those items.

The results reported above are final voting results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INKSURE TECHNOLOGIES INC. REGISTRANT

By:	/s/ Tal Gilat
Name: Tal Gilat
Title: President and Chief Executive Officer

Date:  February 14, 2014